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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934

                                 January 7, 2009
                Date of Report (Date of earliest event reported)

                                HESS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                                              13-4921002
        Delaware                     1-1204                  (IRS Employer
(State of Incorporation)    (Commission File Number)      Identification No.)

                           1185 Avenue of the Americas
                            New York, New York 10036
                     (Address of Principal Executive Office)

                                 (212) 997-8500
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
                         (Former Name or Former Address,
                          If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2009, Hess Corporation (the "Company") issued a news release announcing the appointment of Gregory P. Hill as the Company's Executive Vice President and President, Worldwide Exploration and Production, effective January 1, 2009. Mr. Hill succeeds John J. O'Connor who is retiring.

Prior to joining the Company, Mr. Hill, age 47, worked for over 25 years at Royal Dutch Shell plc and its affiliated companies, primarily in executive and management positions in the exploration and production segment, including responsibilities for onshore production in the United States and offshore production in Europe. Most recently, Mr. Hill served as Executive Vice President of Shell EP International from November 2006 and was responsible for Shell's exploration and production business in the Asia-Pacific region encompassing Malaysia, Brunei, Indonesia, the Philippines, China, Australia and New Zealand.

Mr. Hill will receive an annual base salary of $850,000, and a one-time cash signing bonus of $650,000 to replace his forfeited 2008 bonus with his former employer. Mr. Hill's target bonus for 2009 under the Company's Incentive Cash Bonus Plan will be 100% of his annual base salary. Mr. Hill's actual 2009 cash bonus may vary from 0 to 150% of the target bonus, depending on attainment of corporate, business unit and individual performance goals. In connection with his employment, Mr. Hill will receive stock options and shares of restricted stock in February 2009 in accordance with the terms of the Company's 2008 Long Term Incentive Plan, with an aggregate grant date value of $5 million, half of which is to replace forfeited awards with his former employer. The stock options will vest in three equal installments on the first, second and third anniversaries of the grant date and the restricted stock shares will vest in full on the third anniversary of the grant date. Mr. Hill will also be eligible to participate in the Company's insurance, medical and benefits plans and such other benefits the Company provides to senior officers. If the Company terminates Mr. Hill without cause, he will be entitled to receive severance benefits equal to two times his annual base salary and target bonus for the year in which he is terminated.

The Company intends to enter into a letter agreement with Mr. Hill pursuant to which he will be credited with up to ten additional years of service under the Company's Pension Restoration Plan, provided he is employed by the Company for five years. This agreement is intended to compensate Mr. Hill for pension benefits he would have received from his prior employer had he retired from his prior employment at age 60. The Company will also provide change of control protection to Mr. Hill whereby he will be entitled to receive a payment equal to two times his annual base salary and target bonus and the continuation of benefits for 24 months if, following a change in control of the Company, his employment is terminated by the Company without cause or by Mr. Hill for good reason.

A copy of this news release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 News release dated January 7, 2009 announcing the appointment of Gregory P. Hill as Executive Vice President and President, Worldwide Exploration and Production.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009

                                                 HESS CORPORATION


                                                 By: /s/ J. Barclay Collins II
                                                     ---------------------------
                                                 Name: J. Barclay Collins II
                                                 Title: Executive Vice President
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EXHIBIT INDEX

Exhibit No.    Description
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99.1           News release dated January 7, 2009 announcing the appointment of
               Gregory P. Hill as Executive Vice President and President,
               Worldwide Exploration and Production.